UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 18, 2005

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	The Company announced its Board of Directors had elected Sara L. Hays as a Class II director, effective as of October 18, 2005. Ms. Hays will serve as a member of the finance committee of the Company’s Board of Directors. There is no arrangement or understanding between Ms. Hays and any other person pursuant to which she was selected as a director.

Ms. Hays joined Wrightwood Capital, a real estate finance firm in Chicago, in April 2005. Prior to that she was with Hyatt Hotels Corporation in Chicago for more than 10 years, most recently as senior vice president and general counsel responsible for managing the legal risks associated with Hyatt’s worldwide hotel and timeshare operations and transactions. From 1989 to 1994, she was an associate at the Chicago law firm Coffield Ungaretti & Harris, involved in commercial real estate transactions.

A press release, dated October 20, 2005, announcing the election of Ms. Hays to the Company’s Board of Directors is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibit is being filed with this report:

99.1	Press Release, dated October 20, 2005, of Apogee Enterprises, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: October 21, 2005

EXHIBIT INDEX

99.1	Press Release, dated October 20, 2005, of Apogee Enterprises, Inc.